EXHIBIT 99.1

        First Financial Bancorp Announces 10% Stock Dividend

    LODI, Calif.--(BUSINESS WIRE)--April 9, 2004--First Financial Bancorp (OTCBB:FLLC), the parent company of Bank of Lodi, N.A., today announced that the Board of Directors have declared a 10% stock dividend payable to shareholders of record as of April 19, 2004. It is anticipated that the dividend will be distributed on May 14, 2004.
    "Exceeding $321 million in assets at the end of last year was a great achievement under the Company's current strategic plan and the Board was desirous of sharing that success with our shareholders," reported Leon Zimmerman, President and Chief Executive Officer. "The 10% stock dividend reflects our excitement about the Company's successful growth and our optimism about the future earnings capacity of the Company."
    First Financial Bancorp is the parent of Bank of Lodi, N.A., a locally owned community bank formed in 1982. Bank of Lodi, N.A. offers financial services via the web at www.bankoflodi.com, by phone at 888-265-8577, at any one of its nine branches located in the communities of Lodi, Woodbridge, Lockeford, Galt, Plymouth, San Andreas, Elk Grove, Folsom and Sacramento or its loan production office located in Folsom, Calif.

    This press release contains forward looking statements within the meaning of "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, potential future credit experience, perceived opportunities in the market, and statements regarding the Company's mission and vision. The Company's actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements due to a wide range of factors which are set forth in our annual report on Form 10-K on file with the SEC.

    CONTACT: First Financial Bancorp
             Leon Zimmerman, 209-367-2000